Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Amplify Energy Corp. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kenneth Mariani, President and Chief Executive Officer of Amplify Energy Corp. and Martyn Willsher, Senior Vice President and Chief Financial Officer of Amplify Energy Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 6, 2019	/s/ Kenneth Mariani
Kenneth Mariani
President and Chief Executive Officer
Amplify Energy Corp.

Date: March 6, 2019	/s/ Martyn Willsher
Martyn Willsher
Senior Vice President and Chief Financial Officer
Amplify Energy Corp.

The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.